UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 3, 2004
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                         Mobius Management Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)

                         Commission File Number: 0-24077
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           Delaware                                            13-3078745
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 (State or other Jurisdiction of                             (I.R.S. Employer
         Incorporation)                                     Identification No.)

                     120 Old Post Road, Rye, New York 10580
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                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (914) 921-7200
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.   Other Events.

      Joseph J. Albracht, a director and co-founder of Mobius Management Systems, Inc. (the "Company"), adopted a pre-arranged stock trading plan to sell up to 390,000 shares of the Company's common stock in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The trading plan became effective on March 9, 2004 and will terminate on January 27, 2005. Sales may not begin under the trading plan until the expiration of four (4) business days after the Company's earnings announcement for the third quarter of fiscal 2004, or May 4, 2004. Sales will occur from time to time in a systematic manner in accordance with the trading plan.

      Written pre-arranged stock trading plans adopted in accordance with Rule 10b5-1(c) of the Exchange Act permit corporate insiders to buy and sell a specified number of their company's stock at future dates in accordance with the plan schedule. These plans permit insiders to change their investment portfolio gradually, thereby minimizing the market effects of stock sales by spreading sales out over an extended period of time. An insider may only enter into such a plan while he or she is not in possession of any material, nonpublic information. Once a plan is established, the insider does not retain or exercise any discretion over sales of stock under the plan, and the preplanned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material nonpublic information that the insider might receive.

      Mr. Albracht has informed the Company that he will publicly report any stock sales made under the trading plan as required by the securities laws.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 3, 2004



                                    MOBIUS MANAGEMENT SYSTEMS, INC.

                                    By: /s/ Raymond F. Kunzmann
                                       -----------------------------------
                                       Raymond F. Kunzmann
                                       Chief Financial Officer (Principal
                                       Financial and Accounting Officer)